EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Media Contacts:
Marina Norville, marina.h.norville@aexp.com, +1.212.640.2832
Mike O’Neill, mike.o’neill@aexp.com, +1.212.640.5951

Investors/Analysts Contacts:
Ken Paukowits, ken.f.paukowits@aexp.com, +1.212.640.6348
Rick Petrino, richard.petrino@aexp.com, +1.212.640.5574

AMERICAN EXPRESS SECOND QUARTER EPS UP 10% TO $1.27

REVENUES, CARDMEMBER SPENDING AND LOAN PORTFOLIO GROW

TOTAL EXPENSES UP 1%

(Millions, except per share amounts)

	Quarters Ended June 30,		Percentage Inc/(Dec)		Six Months Ended June 30,		Percentage Inc/(Dec)
	2013	2012			2013	2012
Total Revenues Net of Interest Expense	$8,245	$7,965	4%		$16,126	$15,552	4%
Net Income	$1,405	$1,339	5%		$2,685	$2,595	3%
Earnings Per Common Share – Diluted:
Net Income Attributable to Common Shareholders1	$1.27	$1.15	10%		$2.42	$2.22	9%
Average Diluted Common Shares Outstanding	1,097	1,152	(5	) %	1,101	1,158	(5	) %
Return on Average Equity	23.6%	26.6%			23.6%	26.6%

New York – July 17, 2013 – American Express Company (NYSE: AXP) today reported second-quarter net income of $1.4 billion, up 5 percent from $1.3 billion a year ago. Diluted earnings per share was $1.27, up 10 percent from $1.15 a year ago.

Second quarter consolidated total revenues net of interest expense rose 4 percent to $8.2 billion, from $8.0 billion a year ago. The increase reflected higher cardmember spending and growth in the cardmember loan portfolio, which helped to generate higher net interest income.

Consolidated provisions for losses totaled $593 million, up 29 percent from $461 million a year ago. This increase primarily reflected lower reserve releases this year, partially offset by the benefit of lower net write-offs. Credit indicators continued to be at historically strong levels.

1 Represents net income less earnings allocated to participating share awards of $13 million and $14 million for the three months ended June 30, 2013 and 2012, respectively, and $24 million and $28 million for the six months ended June 30, 2013 and 2012, respectively.

Consolidated expenses totaled $5.7 billion, up 1 percent from $5.6 billion last year. The increase reflected higher rewards costs, driven by higher cardmember spending. Expense levels for the quarter reflected, in part, ongoing efforts to contain operating expenses2 throughout the company.

The effective tax rate was 30 percent, up from 29 percent a year ago.

The company's return on average equity (ROE) was 23.6 percent, down from 26.6 percent a year ago.

“We generated record bottom line results this quarter despite an uneven global economy,” said Kenneth I. Chenault, chairman and chief executive officer. “Cardmember spending grew by 7 percent (8 percent adjusted for foreign currency translations), with broad-based gains throughout the business both here in the U.S. and internationally. We continued to build our cardmember loan portfolio while maintaining credit indicators at historically strong levels.

“We are well on track with the restructuring and related initiatives that we announced earlier this year.  They are helping us contain expense growth and that, in turn, is giving us the flexibility to make substantial investments designed to grow the business and expand into newer segments of the market.

“We continue to believe that maintaining a lean operating structure will be a critical component of delivering shareholder value in the current environment.”

Segment Results

U.S. Card Services reported second-quarter net income of $743 million, up 3 percent from $718 million a year ago.

Total revenues net of interest expense increased 5 percent to $4.2 billion, from $4.0 billion a year ago. Revenues reflected higher cardmember spending and a rise in net interest income that was driven by the growth in cardmember loans.

Provisions for losses totaled $402 million, up 29 percent from $312 million a year ago. The increase primarily reflected lower reserve releases this year, partially offset by the benefit of lower net write-offs.

Total expenses were $2.7 billion, up 3 percent from $2.6 billion a year ago. The increase primarily reflected higher rewards and marketing costs, partially offset by lower operating expenses. The higher rewards costs were driven by stronger cardmember spending.

The effective tax rate was 37 percent compared to 38 percent from a year ago.

2 Operating expenses represent salaries and employee benefits, professional services, occupancy and equipment, communications and other expenses.

International Card Services reported second-quarter net income of $208 million, up 17 percent from $178 million a year ago.

Total revenues net of interest expense were $1.3 billion, unchanged from a year ago. Adjusted for foreign currency translations, revenues rose 3 percent from the year ago quarter.3

Provisions for losses totaled $116 million, up 23 percent from $94 million a year ago. The increase primarily reflected lower reserve releases this year.

Total expenses were $1.0 billion, down 3 percent from $1.1 billion a year ago. The decrease primarily reflected lower operating expenses. Adjusted for foreign currency translations, expenses were down 1 percent compared to the year ago quarter.3

The effective tax rate was (33) percent compared to (22) percent a year ago. The current period tax rate reflected the resolution of certain prior years' tax items. The prior year’s tax rate reflected the realization of certain foreign tax credits. In addition, tax rates in both quarters reflect recurring permanent tax benefits allocable to the segment.

Global Commercial Services reported second-quarter net income of $226 million, up 3 percent from $219 million a year ago.

Total revenues net of interest expense rose 1 percent to $1.2 billion. The increase primarily reflected higher cardmember spending, partially offset by lower business travel commissions and fees.

Total expenses were $853 million, down 4 percent from $886 million a year ago. The decline primarily reflected lower salaries and employee benefits and other operating expenses. Partially offsetting the decrease were higher rewards costs during the quarter.

The effective tax rate was 32 percent compared to 27 percent a year ago. Last year’s tax rate reflected the realization of certain foreign tax credits.

Global Network & Merchant Services reported second-quarter net income of $412 million, up 11 percent from $372 million a year ago.

Total revenues net of interest expense rose 5 percent to $1.4 billion, from $1.3 billion a year ago. The increase reflected higher merchant-related revenues driven by a rise in global cardmember spending.

Total expenses decreased 4 percent to $715 million, from $744 million a year ago. The decline reflected lower operating expenses, as well as lower marketing, promotion, rewards and cardmember services costs.

The effective tax rate was 36 percent compared to 34 percent a year ago.

Corporate and Other reported second-quarter net loss of $184 million compared with net loss of $148 million in the year ago period.

# # #

3 As reported in this release, FX adjusted information, which constitute non-GAAP financial measures, assume a constant exchange rate between the periods being compared for purposes of currency translation into U.S. dollars (i.e., assumes the foreign exchange rates used to determine results for the three months ended June 30, 2013 apply to the period(s) against which such results are being compared). The company believes the presentation of information on an FX adjusted basis is helpful to investors by making it easier to compare the company's performance in one period to that of another period without the variability caused by fluctuations in currency exchange rates.

About American Express
American Express is a global services company, providing customers with access to products, insights and experiences that enrich lives and build business success. Learn more at americanexpress.com and connect with us on facebook.com/americanexpress, foursquare.com/americanexpress, linkedin.com/companies/american-express, twitter.com/americanexpress, and youtube.com/americanexpress.

Key links to products and services: charge and credit cards, business credit cards, travel services, gift cards, prepaid cards, merchant services, business travel, and corporate card.

The 2013 Second Quarter Earnings Supplement will be available today on the American Express web site at http://ir.americanexpress.com. An investor conference call will be held at 5:00 p.m. (ET) today to discuss second-quarter earnings results. Live audio and presentation slides for the investor conference call will be available to the general public at the same web site. A replay of the conference call will be available later today at the same web site address.

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the company's expected business and financial performance and are subject to risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements due to a variety of factors, including those contained in the company's Annual Report on Form 10-K for the year ended December 31, 2012, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 and the company’s other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update or revise any forward-looking statements.

All information in the following tables is presented on a basis prepared in accordance with U.S. generally accepted accounting principles (GAAP), unless otherwise indicated.  Certain reclassifications of prior period amounts have been made to conform to the current period presentation.

(Preliminary)

American Express Company
Consolidated Statements of Income

(Millions)

	Quarters Ended			Six Months Ended
	June 30,		Percentage	June 30,		Percentage
	2013	2012	Inc/(Dec)	2013	2012	Inc/(Dec)

Revenues
Non-interest revenues
Discount revenue	$4,729	$4,482	6%	$9,167	$8,739	5%
Net card fees	647	615	5	1,300	1,225	6
Travel commissions and fees	495	521	(5)	932	972	(4)
Other commissions and fees	605	575	5	1,178	1,158	2
Other	567	651	(13)	1,104	1,204	(8)
Total non-interest revenues	7,043	6,844	3	13,681	13,298	3
Interest income
Interest on loans	1,622	1,582	3	3,305	3,193	4
Interest and dividends on investment securities	52	67	(22)	105	133	(21)
Deposits with banks and other	20	22	(9)	46	52	(12)
Total interest income	1,694	1,671	1	3,456	3,378	2
Interest expense
Deposits	107	115	(7)	221	244	(9)
Long-term debt and other	385	435	(11)	790	880	(10)
Total interest expense	492	550	(11)	1,011	1,124	(10)
Net interest income	1,202	1,121	7	2,445	2,254	8
Total revenues net of interest expense	8,245	7,965	4	16,126	15,552	4
Provisions for losses
Charge card	201	163	23	396	341	16
Cardmember loans	364	277	31	639	489	31
Other	28	21	33	55	43	28
Total provisions for losses	593	461	29	1,090	873	25
Total revenues net of interest expense after provisions for losses	7,652	7,504	2	15,036	14,679	2

Expenses
Marketing and promotion	786	773	2	1,407	1,404	-
Cardmember rewards	1,601	1,462	10	3,121	2,929	7
Cardmember services	193	180	7	382	374	2
Salaries and employee benefits	1,543	1,536	-	3,158	3,171	-
Professional services	763	711	7	1,479	1,402	5
Occupancy and equipment	460	446	3	932	884	5
Communications	92	95	(3)	188	191	(2)
Other, net	219	422	(48)	465	672	(31)
Total	5,657	5,625	1	11,132	11,027	1
Pretax income	1,995	1,879	6	3,904	3,652	7
Income tax provision	590	540	9	1,219	1,057	15
Net income	$1,405	$1,339	5	$2,685	$2,595	3
Net income attributable to common shareholders (A)	$1,392	$1,325	5	$2,661	$2,567	4
Effective tax rate	29.6%	28.7%		31.2%	28.9%

(A) Represents net income, less earnings allocated to participating share awards of $13 million and $14 million for the three months ended June 30, 2013 and 2012, respectively, and $24 million and $28 million for the six months ended June 30, 2013 and 2012, respectively.

(Preliminary)

American Express Company
Condensed Consolidated Balance Sheets

(Billions)

	June 30,	December 31,
	2013	2012

Assets
Cash & cash equivalents	$23	$22
Accounts receivable	47	46
Investment securities	5	6
Loans	62	64
Other assets	15	15
Total assets	$152	$153

Liabilities and Shareholders' Equity
Customer deposits	$41	$40
Short-term borrowings	3	3
Long-term debt	53	59
Other liabilities	36	32
Total liabilities	133	134

Shareholders' Equity	19	19
Total liabilities and shareholders' equity	$152	$153

(Preliminary)

American Express Company
Financial Summary

(Millions)

	Quarters Ended			Six Months Ended
	June 30,		Percentage	June 30,		Percentage
	2013	2012	Inc/(Dec)	2013	2012	Inc/(Dec)

Total revenues net of interest expense
U.S. Card Services	$4,239	$4,037	5%	$8,321	$7,921	5%
International Card Services	1,299	1,297	-	2,616	2,596	1
Global Commercial Services	1,231	1,221	1	2,394	2,378	1
Global Network & Merchant Services	1,384	1,323	5	2,687	2,571	5
	8,153	7,878	3	16,018	15,466	4
Corporate & Other	92	87	6	108	86	26

CONSOLIDATED TOTAL REVENUES NET OF INTEREST EXPENSE	$8,245	$7,965	4	$16,126	$15,552	4

Pretax income (loss)
U.S. Card Services	$1,175	$1,149	2	$2,445	$2,329	5
International Card Services	156	146	7	349	342	2
Global Commercial Services	333	299	11	616	543	13
Global Network & Merchant Services	647	562	15	1,229	1,101	12
	2,311	2,156	7	4,639	4,315	8
Corporate & Other	(316)	(277)	14	(735)	(663)	11

PRETAX INCOME	$1,995	$1,879	6	$3,904	$3,652	7

Net income (loss)
U.S. Card Services	$743	$718	3	$1,547	$1,470	5
International Card Services	208	178	17	386	375	3
Global Commercial Services	226	219	3	417	396	5
Global Network & Merchant Services	412	372	11	785	729	8
	1,589	1,487	7	3,135	2,970	6
Corporate & Other	(184)	(148)	24	(450)	(375)	20

NET INCOME	$1,405	$1,339	5	$2,685	$2,595	3

(Preliminary)

American Express Company
Financial Summary (continued)

	Quarters Ended			Six Months Ended
	June 30,		Percentage	June 30,		Percentage
	2013	2012	Inc/(Dec)	2013	2012	Inc/(Dec)
EARNINGS PER COMMON SHARE

BASIC
Net income attributable to common shareholders	$1.28	$1.16	10%	$2.43	$2.23	9%

Average common shares outstanding (millions)	1,090	1,145	(5)%	1,094	1,151	(5)%

DILUTED
Net income attributable to common shareholders	$1.27	$1.15	10%	$2.42	$2.22	9%

Average common shares outstanding (millions)	1,097	1,152	(5)%	1,101	1,158	(5)%

Cash dividends declared per common share	$0.23	$0.20	15%	$0.43	$0.40	8%

Selected Statistical Information

	Quarters Ended				Six Months Ended
	June 30,		Percentage		June 30,		Percentage
	2013	2012	Inc/(Dec)		2013	2012	Inc/(Dec)

Return on average equity (A)	23.6%	26.6%			23.6%	26.6%
Return on average common equity (A)	23.4%	26.3%			23.4%	26.3%
Return on average tangible common equity (A)	29.7%	34.1%			29.7%	34.1%
Common shares outstanding (millions)	1,084	1,139	(5	) %	1,084	1,139	(5	) %
Book value per common share	$17.57	$16.92	4%		$17.57	$16.92	4%
Shareholders' equity (billions)	$19.0	$19.3	(1	) %	$19.0	$19.3	(1	) %

(A) Refer to Appendix I for components of return on average equity, return on average common equity and return on average tangible common equity, a non-GAAP measure.

(Preliminary)

American Express Company
Components of Return on Average Equity (ROE), Return on Average Common Equity (ROCE),
and Return on Average Tangible Common Equity (ROTCE)
Appendix I

(Millions)

	For the Twelve Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2013	2013	2012	2012	2012

ROE

Net income	$4,572	$4,506	$4,482	$5,037	$5,022
Average shareholders' equity	$19,372	$19,426	$19,425	$19,145	$18,887
Return on average equity (A)	23.6%	23.2%	23.1%	26.3%	26.6%

Reconciliation of ROCE and ROTCE

Net income	$4,572	$4,506	$4,482	$5,037	$5,022
Earnings allocated to participating share awards and other	45	46	49	56	57
Net income attributable to common shareholders	$4,527	$4,460	$4,433	$4,981	$4,965

Average shareholders' equity	$19,372	$19,426	$19,425	$19,145	$18,887
Average common shareholders' equity	$19,372	$19,426	$19,425	$19,145	$18,887
Average goodwill and other intangibles	4,128	4,181	4,232	4,272	4,330
Average tangible common shareholders' equity	$15,244	$15,245	$15,193	$14,873	$14,557
Return on average common equity (A)	23.4%	23.0%	22.8%	26.0%	26.3%
Return on average tangible common equity (B)	29.7%	29.3%	29.2%	33.5%	34.1%

(A) Return on average equity and return on average common equity are calculated by dividing one year period net income/net income attributable to common shareholders by one year average total shareholders’ equity/average common shareholders' equity, respectively.

(B) Return on average tangible common equity, a non-GAAP measure, is computed in the same manner as return on average common equity except the computation of average tangible common shareholders' equity, a non-GAAP measure, excludes from average total shareholders' equity, average goodwill and other intangibles. The Company believes that return on average tangible common equity is a useful measure of the profitability of its business.